================================================================================
                                                                    Exhibit 99.1

[GRAPHIC OMITTED]
                                          Ocwen Financial Corporation(R)
================================================================================

FOR IMMEDIATE RELEASE            FOR FURTHER INFORMATION CONTACT:
                                     Robert J. Leist, Jr.
                                     Vice President & Chief Accounting Officer
                                     T: (561) 682-7958
                                     E: rleist@ocwen.com
                                        ----------------


                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                 THIRD QUARTER AND YEAR TO DATE 2003 NET INCOME


West Palm Beach, FL - (November 6, 2003) Ocwen Financial Corporation (NYSE: OCN) today reported net income in the third quarter of 2003 of $4.6 million or $0.07 per share compared to a net loss of $(4.0) million or $(0.06) per share in the third quarter of 2002. For the nine months ended September 30, 2003 the Company reported net income of $0.3 million or $0.005 per share compared to a net loss of $(58.7) million or $(0.87) per share in 2002.

Chairman and CEO William C. Erbey stated, "Our third quarter earnings have resulted in year to date profitability. Our core businesses recorded aggregate pre-tax income of $8.8 million in the third quarter of this year, an increase of $6.0 million or 222% from the third quarter of last year. Year to date, pre-tax core income was $23.4 million, an increase of $12.1 million or 107% from the same period last year. Our non-core businesses recorded a pre-tax loss of $(1.1) million in the third quarter, and $(13.3) million year to date, including the $10 million arbitration settlement in the first quarter of this year. Third quarter losses in the Corporate Segment of $3.0 million continued to decline, showing a reduction in loss of $3.9 million or 56% as compared to the same period last year.
o We made substantial progress in reducing high cost debt during the period by redeeming, on September 30th, the remaining $33.1 million of the 12% Subordinated Debentures issued by Ocwen Federal Bank. This redemption will save approximately $3.6 million of net interest expense in 2004. In addition, on October 1, 2003 the remaining $43.5 million of outstanding OCN 11.875% Senior Notes matured and were repaid.
o Non-core assets were reduced by $11.8 million in the third quarter and have been reduced by $61.7 million since December 31, 2002.
o We signed a contract with the United States Department of Veterans Affairs during the third quarter to manage its portfolio of REO properties. This contract will result in substantial growth of the REO portfolio that we service. We expect to begin active operations late this year.
o Our Global Outsourcing business signed a contract with a major new customer during the third quarter.

Our balance sheet remains strong with cash and cash equivalents of $246.9 million at September 30, 2003 as compared to $192.2 million at December 31, 2002."

The Servicing business reported pre-tax income of $8.2 million in the third quarter of 2003 vs. $7.2 million in the 2002 third quarter, despite continuing earnings pressure from the current low interest rate environment. For the first nine months of 2003, Servicing reported pre-tax income of $25.8 million as compared to pre-tax income of $22.8 million in the same period of 2002, an increase of 13%. Our Servicing business also continued to grow in the third quarter. As of September 30, 2003 we were the servicer of approximately 355 thousand loans with an unpaid principal balance (UPB) of $37.1 billion, as compared to approximately 336 thousand loans and $30.7 billion of UPB at December 31, 2002, an increase of 21% in UPB.

Pre-tax losses at OTX were $(2.4) million in the 2003 third quarter compared to $(6.0) million in the same period of 2002, an improvement of 61%. Year to date, 2003 OTX results reflected a pre-tax loss of $(8.3) million as compared to a pre-tax loss of $(16.2) million in the same period of 2002, a 49% improvement.

Ocwen Realty Advisors (ORA) reported pre-tax income of $1.2 million in the third quarter of 2003 as compared to $0.9 million in the third quarter of 2002, despite a decline in net margin from 28% to 25%. Year to date in 2003, ORA reported pre-tax income of $3.8 million as compared to $1.9 million in 2002, reflecting an improvement in margin from 18% to 28%.

Ocwen Financial Corporation
Third Quarter Results
November 6, 2003


The Unsecured Collections business reported results consistent with last year, posting pre-tax income of $1.1 million in the third quarter of both 2003 and 2002. For the nine months ended September 30, 2003 the business reported pre-tax income of $3.4 million as compared to $3.1 million in 2002.

In our newest business segments, Global Outsourcing reported pre-tax income of $1.0 million for the third quarter and year to date. Third quarter results reflect the initiation of new outsourcing contracts. Our International segment reported losses of $(0.3) million in the third quarter and $(2.2) million year to date in 2003. Results improved in the third quarter of 2003 as compared to the second quarter of this year, as Global Servicing Solutions (GSS) offices in Tokyo and Taiwan became operational. 2002 results in this segment reflect activities associated with a one-time consulting contract as well as other precedent ventures, now discontinued.

Pre-tax losses for the third quarter of 2003 in the Commercial Finance business amounted to $(2.8) million as compared to a pre-tax loss of $(1.4) million in the 2002 third quarter. Third quarter 2003 results reflect net charges and loss provisions on loans, investments in real estate and REO of $1.0 million as compared to $(0.3) million in the third quarter of 2002. Year to date, Commercial Finance reported a pre-tax loss of $(9.7) million in 2003 as compared to $(44.1) million in 2002. Year to date results for 2003 reflect net charges and loss provisions on loans, investments in real estate and REO of $3.4 million as compared to $42.8 million in the same period of 2002. As of September 30, 2003, reserves on the remaining commercial loan and REO assets amounted to 28% of gross book value as compared to 21% at September 30, 2002. Total commercial loans, investments in real estate and REO, consisting of 13 properties, had a net book value of $129.1 million at September 30, 2003, reduced by $82.1 million or 39% from September 30, 2002.

The Affordable Housing business posted break-even results in the 2003 third quarter compared to a pre-tax loss of $(1.3) million in the 2002 third quarter. No provisions for losses on Affordable Housing properties were recorded in the third quarter of 2003 or 2002. Results for the third quarter of 2003 included $1.4 million of revenue representing cash receipts related to properties sold in prior periods. For the nine months ended September 30, 2003, the business reported a pre-tax loss of $(3.6) million as compared to a pre-tax loss of $(31.0) million in 2002. Year to date results for Affordable Housing include provisions of $0.4 million and $21.3 million during 2003 and 2002, respectively. One Affordable Housing property, with a net book value of $2.7 million qualified for sale treatment during the third quarter of 2003. As of September 30, 2003, reserves on the remaining $34.7 million of Affordable Housing properties and loans had increased to 54% of remaining gross book value as compared to 41% at September 30, 2002.

Results in the Subprime Finance business reflected pre-tax income of $1.7 million for the 2003 third quarter as compared to pre-tax income of $3.5 million in the 2002 third quarter. Year to date 2003, the business reported break-even results, as compared to pre-tax income of $8.3 million in 2002. Year to date 2003 results included a charge of $10 million in the first quarter related to the conclusion of an arbitration, as previously reported. The Company's total trading portfolio of non-investment grade securities, which consists largely of subprime residuals, increased to $41.8 million at September 30, 2003 as compared to $36.6 million at September 30, 2002. This increase reflects the second quarter 2003 transfer of securities formerly classified as "Match Funded Securities" to the trading portfolio as a result of the repurchase of the associated match funded debt.

Corporate Items and Other reported a pre-tax loss of $(3.0) million in the third quarter of 2003 as compared to $(6.9) million in 2002, primarily due to reduced interest expense of approximately $2.0 million and a reduction in technology expenses of approximately $1 million. Year to date the pre-tax loss in this segment was $(9.5) million as compared to $(19.4) million in the same period last year, primarily due to reduced interest expense of $5.9 million and reduced technology expenses of $4.9 million. These improvements in year to date results were partially offset by a negative variance of $1.5 million representing the difference between a loss on debt redemptions of $0.4 million in 2003 as compared to gains of $1 million in the first nine months of 2002.

The Company's net tax expense in the 2003 third quarter was $0.006 million, representing foreign taxes on GSS operations. Year to date 2003 tax expense was $0.6 million, primarily reflecting tax payments in the first and second quarters related to investments in non-economic residual securities with no book value. Tax expense in the third quarter of 2002 was zero. Year to date 2002 tax expense was $1.2 million, reflecting taxes recorded to offset tax benefits included in the change in accounting principle.

Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary business is the servicing and special servicing of nonconforming, subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the development of related loan servicing technology and software for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.
             -------------

Ocwen Financial Corporation
Third Quarter Results
November 6, 2003


This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the progress of our transition strategy, expectations with regard to the growth of our REO portfolio, earnings improvement trends, and predictions as to future operations coming on line in connection with both the Department of Veterans Affairs and GSS. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, uncertainty related to dispute resolution and litigation, and real estate market conditions and trends, as well as other risks detailed in OCN's reports and filings with the Securities and Exchange Commission, including its periodic reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003 and Form 10-K for the year ended December 31, 2002. The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except share data)

                                                                               Three Months                     Nine Months
---------------------------------------------------------------------  ----------------------------    ----------------------------
For the periods ended September 30,                                        2003            2002            2003            2002
---------------------------------------------------------------------  ------------    ------------    ------------    ------------
Net interest expense
  Income ............................................................  $      4,071    $      8,612    $     17,826    $     30,132
  Expense ...........................................................        10,823          12,925          29,554          44,035
                                                                       ------------    ------------    ------------    ------------
    Net interest expense before provision for loan losses ...........        (6,752)         (4,313)        (11,728)        (13,903)
  Provision for loan losses .........................................           415            (901)         (2,670)         10,510
                                                                       ------------    ------------    ------------    ------------
    Net interest income (expense) after provision for loan losses ...        (7,167)         (3,412)         (9,058)        (24,413)
                                                                       ------------    ------------    ------------    ------------

Non-interest income
  Servicing and other fees ..........................................        40,339          34,024         115,117         105,598
  Gain (loss) on interest earning assets, net .......................            --              --              27          (2,773)
  Gain (loss) on trading and match funded securities, net ...........           159             944           2,924           3,897
  Gain (loss) on real estate owned, net .............................           147            (337)            124         (16,307)
  Gain (loss) on other non-interest earning assets, net .............           150             508             624            (333)
  Net operating gains (losses) on investments in real estate ........           702             495          (3,000)         (8,844)
  Gain (loss) on repurchase of debt .................................          (441)            (35)           (445)          1,039
  Other income ......................................................         6,008           2,411          14,046           9,815
                                                                       ------------    ------------    ------------    ------------
    Non-interest income .............................................        47,064          38,010         129,417          92,092
                                                                       ------------    ------------    ------------    ------------

Non-interest expense
  Compensation and employee benefits ................................        17,667          19,594          52,505          60,375
  Occupancy and equipment ...........................................         3,254           2,914           8,769           8,959
  Technology and communication costs ................................         5,583           6,899          14,577          17,960
  Loan expenses .....................................................         3,835           2,437          10,835           9,808
  Net operating losses on investments in affordable housing
    properties ......................................................           226             225           1,109          22,135
  Professional services and regulatory fees .........................         2,511           2,573          21,855          10,341
  Other operating expenses ..........................................         2,172           2,434           7,023           7,040
                                                                       ------------    ------------    ------------    ------------
    Non-interest expense ............................................        35,248          37,076         116,673         136,618
                                                                       ------------    ------------    ------------    ------------

Distributions on Company-obligated, mandatorily redeemable
    securities of subsidiary trust holding solely junior
    subordinated debentures of the Company ..........................            --           1,529           3,058           4,758
                                                                       ------------    ------------    ------------    ------------
Income (loss) before minority interest, income taxes and effect
    of change in accounting principle ...............................         4,649          (4,007)            628         (73,697)
Minority interest in net income (loss) of subsidiaries ..............            28              --            (308)             --
Income tax expense ..................................................             6              --             618           1,166
                                                                       ------------    ------------    ------------    ------------
    Net income (loss) before effect of change in accounting
    principle .......................................................         4,615          (4,007)            318         (74,863)
Effect of change in accounting principle, net of taxes ..............            --              --              --          16,166
                                                                       ------------    ------------    ------------    ------------
    Net income (loss) ...............................................  $      4,615    $     (4,007)   $        318    $    (58,697)
                                                                       ============    ============    ============    ============

Earnings (loss) per share
  Basic
    Net income (loss) before effect of change in accounting
    principle .......................................................  $       0.07    $      (0.06)   $      0.005    $      (1.11)
    Effect of change in accounting principle, net of taxes ..........            --              --              --             .24
                                                                       ------------    ------------    ------------    ------------
      Net income (loss) .............................................  $       0.07    $      (0.06)   $      0.005    $      (0.87)
                                                                       ============    ============    ============    ============

Diluted
      Net income (loss) .............................................  $       0.07    $      (0.06)   $      0.005    $      (0.87)
                                                                       ============    ============    ============    ============

Weighted average common shares outstanding
    Basic ...........................................................    66,865,412      67,336,246      67,148,447      67,315,913
    Diluted .........................................................    67,880,310      67,336,246      67,864,096      67,315,913

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Dollars in thousands, except share data)

                                                                                      September 30,  December 31,
                                                                                          2003          2002
                                                                                       -----------   -----------
Assets
  Cash and amounts due from depository institutions ................................   $   118,820   $    76,598
  Interest earning deposits ........................................................        28,112        30,649
  Federal funds sold and repurchase agreements .....................................       100,000        85,000
  Trading securities, at fair value:
     Collateralized mortgage obligations (AAA-rated) and U.S. Treasury securities ..         6,696        21,556
     Subordinates, residuals and other securities ..................................        41,793        37,339
  Investments in real estate .......................................................        55,631        58,676
  Affordable housing properties ....................................................         9,578        15,319
  Loans, net .......................................................................        28,196        76,857
  Match funded assets ..............................................................       133,767       167,744
  Real estate owned, net ...........................................................        53,380        62,039
  Premises and equipment, net ......................................................        42,938        44,268
  Advances on loans and loans serviced for others ..................................       390,952       266,356
  Mortgage servicing rights ........................................................       181,905       171,611
  Receivables ......................................................................        71,565        78,944
  Other assets .....................................................................        36,991        29,286
                                                                                       -----------   -----------
     Total assets ..................................................................   $ 1,300,324   $ 1,222,242
                                                                                       ===========   ===========

Liabilities and Stockholders' Equity
  Liabilities
    Deposits .......................................................................   $   430,460   $   425,970
    Escrow deposits on loans and loans serviced for others .........................       129,457        84,986
    Bonds - match funded agreements ................................................       113,785       147,071
    Lines of credit and other secured borrowings ...................................       176,746        82,746
    Notes and debentures ...........................................................        99,724        76,975
    Accrued interest payable .......................................................         6,825         7,435
    Accrued expenses, payables and other liabilities ...............................        31,834        28,314
                                                                                       -----------   -----------
     Total liabilities .............................................................       988,831       853,497
                                                                                       -----------   -----------

  Minority interest in subsidiaries ................................................         1,470         1,778

 Company obligated, mandatorily redeemable securities of subsidiary trust holding
     solely junior subordinated debentures of the Company ..........................            --        56,249

  Stockholders' equity
   Common stock, $.01 par value; 200,000,000 shares authorized: 67,100,113 and
     67,339,773 shares issued and outstanding at September 30, 2003 and
      December 31, 2002, respectively ..............................................           671           673
   Additional paid-in capital ......................................................       223,222       224,454
   Retained earnings ...............................................................        85,955        85,637
   Accumulated other comprehensive income (loss), net of taxes:
     Net unrealized foreign currency translation gain (loss) .......................           175           (46)
                                                                                       -----------   -----------
       Total stockholders' equity ..................................................       310,023       310,718
                                                                                       -----------   -----------
         Total liabilities and stockholders' equity ................................   $ 1,300,324   $ 1,222,242
                                                                                       ===========   ===========

Pre-Tax Income (Loss) by Business Segment
-----------------------------------------

                                                                         Three Months                Nine Months
                                                                   ------------------------    ------------------------
For the periods ended September 30,                                   2003          2002          2003          2002
----------------------------------------------------------------   ----------    ----------    ----------    ----------
(Dollars in thousands)
 Core businesses
   Residential Loan Servicing ..................................   $    8,159    $    7,157    $   25,808    $   22,788
   OTX .........................................................       (2,353)       (5,993)       (8,325)      (16,179)
   Ocwen Realty Advisors .......................................        1,157           902         3,766         1,921
   Unsecured Collections .......................................        1,141         1,057         3,422         3,140
   Global Outsourcing ..........................................        1,003            --         1,007            --
   International Operations ....................................         (337)         (399)       (2,245)         (336)
                                                                   ----------    ----------    ----------    ----------
                                                                        8,770         2,724        23,433        11,334
                                                                   ----------    ----------    ----------    ----------
 Non-core businesses
   Residential Discount Loans ..................................           --          (565)           --         1,103
   Commercial Finance ..........................................       (2,798)       (1,370)       (9,723)      (44,114)
   Affordable Housing ..........................................           (4)       (1,329)       (3,608)      (30,987)
   Subprime Finance ............................................        1,720         3,464            20         8,325
                                                                   ----------    ----------    ----------    ----------
                                                                       (1,082)          200       (13,311)      (65,673)
                                                                   ----------    ----------    ----------    ----------
 Corporate Items and Other .....................................       (3,039)       (6,931)       (9,494)      (19,358)
                                                                   ----------    ----------    ----------    ----------
 Income (loss) before minority interest, income taxes
   and effect of change in accounting principle ................   $    4,649    $   (4,007)   $      628    $  (73,697)
                                                                   ==========    ==========    ==========    ==========


Non-Core Assets
---------------
                                                                                              September 30,  December 31,
(Dollars in thousands)                                                                            2003          2002
                                                                                               ----------    ----------
Loans, net
   Affordable housing .....................................................................    $    6,419    $    6,229
   All other ..............................................................................        21,777        70,628
Investments in real estate ................................................................        55,631        58,676
Real estate owned, net ....................................................................        53,380        62,039
Subordinates, residuals and other trading securities ......................................        41,793        37,339
Affordable housing properties .............................................................         9,578        15,319
                                                                                               ----------    ----------
   Total non-core assets ..................................................................    $  188,578    $  250,230
                                                                                               ==========    ==========


Interest Income and Expense
---------------------------
                                                                         Three Months                 Nine Months
                                                                   ------------------------    ------------------------
For the periods ended September 30,                                   2003          2002          2003          2002
----------------------------------------------------------------   ----------    ----------    ----------    ----------
(Dollars in thousands)
Interest income
  Interest earning cash and other ..............................   $       79    $       59    $      225    $      220
  Federal funds sold and repurchase agreements .................          341           783         1,078         2,055
  Trading securities ...........................................        2,749         3,507        12,371        12,024
  Loans ........................................................          212         3,075         1,321        10,588
  Match funded loans and securities ............................          690         1,188         2,831         5,245
                                                                   ----------    ----------    ----------    ----------
                                                                        4,071         8,612        17,826        30,132
                                                                   ----------    ----------    ----------    ----------
Interest expense
  Deposits .....................................................        4,008         5,990        13,408        21,689
  Securities sold under agreements to repurchase ...............           --            32             3           230
  Bonds - match funded agreements ..............................        1,076         1,445         3,640         5,161
  Lines of credit and other secured borrowings .................        1,927           925         4,103         3,257
  Notes and debentures .........................................        3,812         4,533         8,400        13,698
                                                                   ----------    ----------    ----------    ----------
                                                                       10,823        12,925        29,554        44,035
                                                                   ----------    ----------    ----------    ----------

  Net interest expense before provision for loan losses ........   $   (6,752)   $   (4,313)   $  (11,728)   $  (13,903)
                                                                   ==========    ==========    ==========    ==========